As filed with the Securities and Exchange Commission on February 17, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMPERIAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

Texas	74-0704500
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Imperial Square 8016 Highway 90-A Sugar Land, Texas	77478
(Address of Principal Executive Offices)	(Zip Code)

IMPERIAL SUGAR COMPANY

LONG TERM INCENTIVE PLAN

(Full title of the plan)

William F. Schwer

Senior Vice President and General Counsel

Imperial Sugar Company

One Imperial Square

8016 Highway 90-A

Sugar Land, Texas 77478

(Name and address of agent for service)

(281) 491-9181

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of Registration Fee
Common Stock, without par value (3)	600,000	$20.90	$12,540,000	$1,342

(1)	Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also covers such indeterminate number of additional shares as may become issuable under the plan as a result of the antidilution provisions of the plan.
(2)	Estimated pursuant to Rules 457(c) and (h) solely for purpose of computing the registration fee and based on the average of the high and low sales prices of the Common Stock reported on the NASDAQ National Market on February 14, 2006.
(3)	Includes the associated rights to purchase Series A Junior Participating Preferred Stock, which initially are attached to and trade with the shares of Common Stock being registered hereby.

EXPLANATORY NOTE

In January 2003, Imperial Sugar Company, a Texas corporation (“Imperial”), filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (File No. 333-102876) with respect to an aggregate of 1,234,568 shares of Imperial common stock, without par value (“Common Stock”), issuable in accordance with the terms of the Imperial Sugar Company Long Term Incentive Plan, which the shareholders of Imperial amended effective February 28, 2003 to increase the number of shares of Common Stock subject to the Plan by 450,000 shares (as amended and restated, the “Plan”). The Company registered the additional 450,000 shares on a Form S-8 (File No. 333-105160) filed with the Commission on May 12, 2003. On December 7, 2004, Imperial’s Board of Directors approved an amendment to the Plan to increase the number of shares of Common Stock subject to the Plan by 600,000 shares, subject to approval by the shareholders. At the annual meeting of shareholders of Imperial held on February 1, 2005, the shareholders of Imperial also approved the amendment to the Plan. Accordingly, this Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register the 600,000 additional shares of Common Stock. The contents of Registration Statements Nos. 333-102876 and 333-105160 are incorporated herein by this reference, and all required opinions and consents are filed as exhibits to this Registration Statement.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this Registration Statement by reference from Imperial’s Annual Report on Form 10-K for the year ended September 30, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Item 8. Exhibits

Exhibit Number	Document Description
4.1	–Amended and Restated Articles of Incorporation of Imperial (incorporated by reference to Exhibit 3.1 of Imperial’s Current Report on Form 8-K dated September 12, 2001, File No. 001-10307).

4.2	–Articles of Amendment dated February 28, 2002, to the Amended and Restated Articles of Incorporation of Imperial (incorporated by reference to Exhibit 3(a)(2) of Imperial’s Annual Report on Form 10-K for the year ended September 30, 2002, File No. 001-10307).

4.3	–Amended and Restated Bylaws of Imperial (incorporated by reference to Exhibit 3.2 of Imperial’s Current Report on Form 8-K dated September 12, 2001, File No. 001-10307).

4.4	–Rights Agreement dated as of December 31, 2002 between Imperial and The Bank of New York, as Rights Agent, which includes as Exhibit A the form of Statement of Resolution Establishing Series of Shares designated Series A Junior Participating Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the summary of Rights to purchase units representing one-hundredth of a share of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4(a) of Imperial’s Annual Report on Form 10-K for the year ended September 30, 2002, File No. 001-10307).

4.5	–Amended and Restated Imperial Sugar Company Long Term Incentive Plan (incorporated by reference to Exhibit 4.6 of Imperial’s Registration Statement on Form S-8 dated May 12, 2003, File No. 333-105160).

*4.6	–First Amendment to Amended and Restated Imperial Sugar Company Long Term Incentive Plan.

*5.1	–Opinion of Baker Botts L.L.P.

*23.1	–Consent of Deloitte & Touche LLP.

*23.2	–Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).

*24.1	–Powers of Attorney (included on the signature page of the Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on February 17, 2006.

IMPERIAL SUGAR COMPANY

By:	/s/ ROBERT A. PEISER
Robert A. Peiser
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert A. Peiser, President and Chief Executive Officer of Imperial, H. P. Mechler, Senior Vice President and Chief Financial Officer of Imperial, and William F. Schwer, Senior Vice President and General Counsel of Imperial, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his capacity as a director or officer or both, as the case may be, of Imperial, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable Imperial to comply with the Securities Act of 1933 as amended, and to file the same with the Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on February 17, 2006.

Signature	Title
/s/ ROBERT A. PEISER Robert A. Peiser	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ H. P. MECHLER H. P. Mechler	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ JAMES J. GAFFNEY James J. Gaffney	Chairman of the Board of Directors

/s/ CURTIS G. ANDERSON Curtis G. Anderson	Director

/s/ GAYLORD O. COAN Gaylord O. Coan	Director

/s/ YVES-ANDRE ISTEL Yves-Andre Istel	Director

/s/ ROBERT J. MCLAUGHLIN Robert J. McLaughlin	Director

/s/ DAVID C. MORAN David C. Moran	Director

/s/ JOHN K. SWEENEY John K. Sweeney	Director

Exhibit Number	Document Description
4.1	–Amended and Restated Articles of Incorporation of Imperial (incorporated by reference to Exhibit 3.1 of Imperial’s Current Report on Form 8-K dated September 12, 2001, File No. 001-10307).

4.2	–Articles of Amendment dated February 28, 2002, to the Amended and Restated Articles of Incorporation of Imperial (incorporated by reference to Exhibit 3(a)(2) of Imperial’s Annual Report on Form 10-K for the year ended September 30, 2002, File No. 001-10307).

4.3	–Amended and Restated Bylaws of Imperial (incorporated by reference to Exhibit 3.2 of Imperial’s Current Report on Form 8-K dated September 12, 2001, File No. 001-10307).

4.4	–Rights Agreement dated as of December 31, 2002 between Imperial and The Bank of New York, as Rights Agent, which includes as Exhibit A the form of Statement of Resolution Establishing Series of Shares designated Series A Junior Participating Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to purchase units representing one-hundredth of a share of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4(a) of Imperial’s Annual Report on Form 10-K for the year ended September 30, 2002, File No. 001-10307).

4.5	–Amended and Restated Imperial Sugar Company Long Term Incentive Plan (incorporated by reference to Exhibit 4.6 of Imperial’s Registration Statement on Form S-8 dated May 12, 2003, File No. 333-105160).

*4.6	–First Amendment to Amended and Restated Imperial Sugar Company Long Term Incentive Plan.

*5.1	–Opinion of Baker Botts L.L.P.

*23.1	–Consent of Deloitte & Touche LLP.

*23.2	–Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).

*24.1	–Powers of Attorney (included on the signature page of the Registration Statement).

*	Filed herewith.